SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):

                                November 4, 1999

                              JLM INDUSTRIES, INC.
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

   DELAWARE                       0-22687                       06-1163710
----------------                -------------             ----------------------
(State or Other                 (Commission                  (I.R.S. Employer
 Jurisdiction)                  File Number)              Identification Number)

8675 HIDDEN RIVER PARKWAY, TAMPA, FL.                             33637
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(Address of Principal Executive Office)                         (Zip Code)

                                 (813) 632-3300
               --------------------------------------------------
              (Registrant's telephone number, including area code)

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Item 5. Other Events

     Effective November 4, 1999 (the "Acquisition Date"), JLM Marketing, Inc., a subsidiary of JLM Industries, Inc. ("JLM" or the "Company") agreed to purchase from Societe Financiere d'Entreposage et de Commerce International de l'Alcool, S.A. ("Societe S.A.") various assets, inventory, receivables and contractual commitments of Sofecia USA, a wholly-owned and unincorporated operating division of Societe S.A. The total purchase price for the acquired assets was $2.3 million plus additional annual payments, based on earnings as defined in the contract, to be made over the next five years. The purchase was funded by the Company's available acquisition line of credit. The purchase price is subject to final audit adjustments.

     Sofecia USA was an industrial ethyl alcohol distribution business engaged in the marketing and distribution of synthetic and fermentation grade ethyl alcohol throughout the United States, which JLM Marketing, Inc. has assumed as part of the purchase price. Sofecia USA operated from leased facilities located in Norwalk, Connecticut. The acquisition will be accounted for under the purchase method in accordance with generally accepted accounting principles.

Item 7. Financial Statements and Exhibits.

     1. Financial statements and exhibits filed herewith: Not applicable.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                      JLM INDUSTRIES, INC.

Dated:  November 30, 1999
                                                    By:/S/ JOHN L. MACDONALD
                                                       ------------------------
                                                       John L. Macdonald
                                                       President and Chief
                                                       Executive Officer

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